Exhibit 3.17

Company No:

The Companies Acts 1985 and 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MAGNACHIP SEMICONDUCTOR LIMITED (the “Company”)

1	PRELIMINARY

1.1	The regulations contained in Table A to any Companies Act or Companies (Consolidation) Act prior to the Companies Act 1985 shall not apply to the Company. The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these Articles (“Table A”) shall, except as provided in and so far as the same are not inconsistent with the provisions of these Articles, apply to the Company and shall together with these Articles constitute the regulations of the Company.

1.2	Regulations 3, 23 to 25, 29 to 31, 35 to 55, 57, 59 to 62, 64 to 69, 73 to 81, 85 to 91, 93 to 98, 112 and 115 of Table A shall not apply to the Company.

1.3	In these Articles unless the context otherwise requires the following expressions shall have the following meanings:-

“the Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

“Articles” means the articles of association of the Company, whether as originally adopted or as from time to time altered by special or written resolution;

“address” in relation to electronic communication means any number or address used for the purposes of such communications;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“directors” means the directors for the time being of the Company or (as the context shall require) any of them acting as the board of directors of the Company;

“electronic communication” means any communication transmitted by way of fax or e-mail;

“executed” includes any mode of execution;

“holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

“office” means the registered office of the Company;

“seal” means the common seal of the Company (if any);

“secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“share” includes any interest in a share;

“United Kingdom” means Great Britain and Northern Ireland;

“in writing” and “written” include any method of representing or reproducing words in legible form including, for the avoidance of doubt, electronic communication.

Words importing the masculine gender include the feminine gender.

Words importing persons include bodies corporate and unincorporated associations.

Words importing the singular shall, where the context so permits, include a reference to the plural and vice versa.

Subject as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meaning in these Articles.

Reference to any act, statute or statutory provision shall include any statutory modification, amendment or re-enactment thereof for the time being in force.

A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is expressed to be required under any provision of these Articles.

2	SHARE CAPITAL AND ISSUE OF SHARES

2.1	The authorised share capital of the Company as at the date of incorporation of the Company is £1,000 divided into 1000 shares of £1 each.

2.2	Subject to the provisions of the Act, the Company may:-

2.2.1	issue shares which are to be redeemed or are liable to be redeemed at the option of the Company, or the holder, on such terms and in such manner as may be set out in these Articles (as amended from time to time) or (as to the date on or by which or the dates between which the shares are to be or may be redeemed) as may be determined by the directors prior to the date of issue;

2.2.2	purchase its own shares (including any redeemable shares) or enter into such agreement (contingent or otherwise) in relation to the purchase of its own shares on such terms and in such manner as may be approved by such ordinary or special resolution as may be required by the Act;

2.2.3	to the extent permitted by section 171 of the Act, make a payment in respect of the redemption or purchase of any of its own shares (including any redeemable shares) otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

2.3	Subject as otherwise provided in these Articles and to any direction or authority contained in the resolution of the Company creating or authorising the same, the directors are generally and unconditionally authorised, for the purposes of section 80 of the Act, to allot or to grant options or rights of subscription or conversion over unissued shares to such persons (whether existing shareholders or not), at such times and on such terms and conditions as they think proper.

2.4	The authority granted to the directors under Article 2.3:-

2.4.1	shall not permit the directors to allot or to grant options or rights of subscription or conversion over shares to an aggregate amount of more than the unissued share capital on the date of incorporation of the Company or (if such authority is renewed or varied by the Company in general meeting) the amount specified in the resolution for such renewal or variation;

2.4.2	shall expire not more than five years from the date of the incorporation of the Company or (if such authority is renewed or varied by the Company in general meeting) on the date specified in the resolution on which the renewed or varied authority shall expire;

2.4.3	may be renewed, revoked or varied at any time by the Company in general meeting;

2.4.4	shall permit the directors after the expiry of the period of the said authority to allot any shares or grant any such rights in pursuance of an offer or agreement so to do made by the Company within that period.

2.5	In exercising their authority under this Article 2 the directors shall not be required to have regard to section 89(1) and section 90(1) to (6) (inclusive) of the Act which sections shall be excluded from applying to the Company.

2.6	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

3	LIEN

The lien conferred by regulation 8 of Table A shall also attach to fully paid up shares registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or shall be one of two or more joint holders.

4	TRANSFER AND TRANSMISSION

4.1	The instrument of transfer of shares shall be in the usual form prescribed from time to time or, if none is so prescribed, then in such form as the directors may determine and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

4.2	The directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share whether or not it is a fully paid share.

4.3	The directors may also refuse to register a transfer unless:-

4.3.1	it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

4.3.2	it is in respect of only one class of shares; and

4.3.3	it is in favour of not more than four transferees.

4.4	If the directors refuse to register a transfer of a share they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

4.5	If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only person(s) recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

4.6	In the case of a person becoming entitled to a share in consequence of the death or bankruptcy of a member:-

4.6.1	he may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as a transferee;

4.6.2	if he elects to become the holder he shall give notice to the Company to that effect;

4.6.3	if he elects to have another person registered he shall execute an instrument of transfer of the share to that person;

4.6.4	the provisions of Articles 4.1 to 4.3 relating to the transfer of shares shall apply to any notice or instrument of transfer referred to in Article 4.6 as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

4.7	The directors may at any time give notice requiring a person becoming entitled to a share in consequence of the death or bankruptcy of a member to elect either to become the holder of the share or to have some person nominated by him registered as the transferee and if the notice is not complied with within 90 days the directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

4.8

A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend and vote at any meeting of the Company or of any separate meeting of the holders of any class of shares in the Company.

5	GENERAL MEETINGS

5.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

5.2	The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than 42 days after receipt of the requisition.

5.3	If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the Company may call a general meeting.

6	NOTICE OF GENERAL MEETINGS

6.1	All annual general meetings and extraordinary general meetings called for the passing of a special or elective resolution shall be called by at least 21 clear days’ notice.

6.2	All other extraordinary general meetings shall be called by at least 14 clear days’ notice.

6.3	A general meeting may be called by shorter notice if it is so agreed:-

6.3.1	in the case of an annual general meeting by all the members entitled to attend and vote thereat; and

6.3.2	in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than 95%, or (if an elective resolution as to the majority required to authorise short notice of meetings has been passed in accordance with section 379A of the Act and remains in force) such lesser percentage as may be specified in the resolution or subsequently determined by the Company in general meeting being not less than 90%, in nominal value of the shares giving that right.

6.4	The notice of a general meeting shall specify the time and place of the meeting and, in the case of an annual general meeting, shall specify the meeting as such.

6.5	Subject to the provisions of these Articles and to any restrictions imposed on any shares, notice of a general meeting shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

6.6	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

7	PROCEEDINGS AT GENERAL MEETINGS

7.1	No business shall be transacted at any meeting unless a quorum is present.

7.2.1	Subject to the provisions of Article 7.2.2 two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

7.2.2	If the Company only has one member, then such member present in person or by proxy or, if a corporate member, by its duly authorised representative shall be a quorum.

7.3	If within half an hour after the time appointed for the meeting a quorum is not present, or if during a meeting a quorum ceases to be present, the meeting:-

7.3.1	if convened upon the requisition of members, shall be dissolved; or

7.3.2	if convened otherwise than upon the requisition of members, shall stand adjourned until the same day in the next week at the same time and place, or such other day, time and place as the directors may determine, and if at the adjourned meeting a quorum is not present or ceases to be present then the member or members present in person or by proxy or (being a body corporate) by representative and entitled to vote upon the business to be transacted shall be a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

7.4	The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) is present within 15 minutes after the time appointed for holding the meeting and willing to act the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

7.5	If no director is willing to act as chairman, or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

7.6	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to have a casting vote in addition to any other vote he may have.

7.7	A director shall, notwithstanding that he is not a member, be entitled to receive notices of and attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

7.8	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place ..

7.9	No business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

7.10	When a meeting is adjourned for 14 days or more, at least seven clear days’ notice shall be given specifying the time and the place of the adjourned meeting and the general nature of the business to be transacted, but otherwise it shall not be necessary to give any such notice.

7.11	A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on a declaration of the result of, the show of hands a poll is duly demanded.

7.12	A poll may be demanded by any member having the right to vote at the meeting.

7.13	A demand for a poll by a person as proxy for a member shall be the same as a demand by the member.

7.14	Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

7.15	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

7.16	A poll shall be taken as the chairman may direct and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.

7.17	The result of the poll (unless it was held at an adjourned meeting) shall be deemed to be the resolution of the meeting at which the poll was demanded.

7.18	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

7.19	A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs, not being more than 30 days after the poll is demanded.

7.20	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than a question on which the poll is demanded.

7.21	If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn with the consent of the chairman, the meeting shall continue as if the demand had not been made.

7.22	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded, but in any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

7.23	If the Company only has one member and such member takes any decision which may be taken by the Company in general meeting and which has effect as if agreed by the Company in general meeting, then such member shall (unless that decision is taken by way of a written resolution) provide the Company with a written record of that decision.

8	RESOLUTIONS IN WRITING

A resolution in writing executed by all the members of the Company entitled to receive notice of and to attend and vote at a general meeting or by their duly appointed proxies or attorneys:-

8.1	shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held;

8.2

any such resolution in writing may be contained in one document or in several documents in the same terms each executed by one or more of the members or their proxies or attorneys and execution in the case of a body corporate which is a member shall be sufficient if made by a director thereof or by its duly authorised representative; and

8.3	may be contained within and/or assented to and passed in terms thereof by means of electronic communications and in accordance with such terms and arrangements as may be first stipulated by the directors using addresses notified by recipients for such purpose.

9	VOTES

9.1	Subject to any rights or restrictions attached to any shares, on a show of hands every member present in person, or (if a corporation) present by a representative duly authorised in accordance with the Act who is not also himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

9.2	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register of members.

9.3	No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, unless all calls or other sums presently payable by him in respect of shares of the Company have been paid.

9.4	On a poll votes may be given either personally or by proxy.

9.5	An appointment of a proxy shall be in writing executed by or on behalf of the appointor, or, if a corporation, under the hand of a duly authorised officer of the corporation, or in either case, where the appointment is to be effected as an electronic communication, signed and completed upon such terms as stipulated by the directors, and shall be in such form as the directors may determine or, failing such determination, in any usual form.

9.6	The appointment of a proxy shall not be valid and the proxy named in the appointment shall not be entitled to vote at the meeting unless the appointment, together with any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors:-

9.6.1	is, in the case of an appointment of a proxy by a form of proxy (which for the avoidance of doubt does not include an appointment contained in an electronic communication), deposited at the office (or such other place within the United Kingdom as is specified in the notice convening the meeting or in any form of proxy or other accompanying document sent out by the Company in relation to the meeting) not later than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of proxy proposes to vote; or

9.6.2	in the case of an appointment contained in an electronic communication, where an address has been specified for that purpose in the notice convening the meeting, or in any form of proxy or other accompanying document sent out by the Company in relation to the meeting, or in any other invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, is received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

9.6.3	in the case of a poll taken more than 48 hours after it is demanded, is deposited as specified in articles 9.6.1 or 9.6.2 after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

9.6.4	where a meeting is adjourned for less than 48 hours or where the poll is not taken immediately but is taken not more than 48 hours after it was demanded, is delivered to the chairman or to the secretary or to any director at the meeting at which the poll is demanded.

10	DIRECTORS

10.1	The number of the directors shall be determined by the Company in general meeting but unless and until so determined there shall be no maximum number of directors and the minimum number of directors shall be one.

10.2	In the event of the minimum number of directors fixed by these Articles or determined by the Company in general meeting being one, a sole director shall have authority to exercise all the powers and discretions vested in the directors generally and Article 15.3 shall be modified accordingly.

10.3

A director or alternate director shall not require any share qualification and any director or alternate director who is not a member of the Company shall nevertheless be entitled to receive notices of and attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares of the Company.

10.4	A person may be appointed a director notwithstanding that he shall have attained the age of seventy years or any other age and no director shall be liable to vacate office by reason of his attaining that or any other age, nor shall special notice be required of any resolution appointing or approving the appointment of such a director or any notice be required to state the age of the person to whom such resolution relates.

10.5	The first directors of the Company shall be the persons named as the first directors of the Company in the statement delivered under section 10(2) of the Act.

11	APPOINTMENT OF DIRECTORS

11.1	The Company may, by ordinary resolution, appoint another person in place of a director removed from office by resolution of a general meeting in accordance with the Act and (without prejudice to the powers of the directors under the next following article) the Company may, by ordinary resolution, appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

11.2	The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with these articles as the maximum number of directors.

11.3	At any time or from time to time the holder or holders of not less than three-quarters in nominal value of such part of the issued share capital of the Company as confers the right for the time being to attend and vote at general meetings of the Company may, by memorandum in writing executed by or on behalf of him or them and left at or sent to the office, or, if permitted by the directors, by electronic communication in such manner and form as the directors may decide, appoint any person to be a director or remove from office any director who shall vacate office accordingly. Any such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company.

11.4	If, immediately following and as a result of the death of a member, the Company has no members and if at that time it has no directors, the personal representatives of the deceased member may appoint any person to be a director and the director who is appointed will have the same rights and be subject to the same duties and obligations as if appointed by ordinary resolution in accordance with Article 11.1. If two members die in circumstances rendering it uncertain which of them survived the other, such deaths shall, for the purposes of this Article, be deemed to have occurred in order of seniority and accordingly the younger shall be deemed to have survived the elder.

12	DISQUALIFICATION AND REMOVAL OF DIRECTORS

12.1	The office of a director shall be vacated in any of the following events:-

12.1.1	if he resigns his office by notice in writing to the Company;

12.1.2	if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

12.1.3	if he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or an order is made by a Court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

12.1.4	if he ceases to be a director by virtue of any provision of the Act or the Articles or he becomes prohibited by law from being a director;

12.1.5	if he is absent from meetings of the board for six successive months without leave and his alternate director (if any) shall not during such period have attended in his stead, and the directors resolve that his office be vacated;

12.1.6	if he shall be removed from office by notice in writing served upon him signed by all the other directors but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company; or

12.1.7	if he shall be removed from office under the provisions of Article 11.3.

13	POWERS OF DIRECTORS

13.1	Without prejudice to the powers conferred by regulation 70 of Table A, the directors may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons (including directors and other officers) who are or were at any time in the employment or service of the Company, or of any undertaking which is or was a subsidiary undertaking of the Company or allied to or associated with the Company or any such subsidiary undertaking, or of any of the predecessors in business of the Company or of any such other undertaking and the spouses, widows, widowers, families and dependants of any such persons and make payments to, for or towards the insurance of or provide benefits otherwise for any such persons.

13.2	Without prejudice to the provisions of regulation 70 of Table A and of Article 20, the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time:-

13.2.1	directors (including alternate directors), officers, employees or auditors of the Company or of any other company which is its holding company, or in which the Company or such holding company has any interest whether direct or indirect, or which is in any way allied to or associated with the Company or such holding company, or of any subsidiary undertaking of the Company or of such other company;

13.2.2	trustees of any pension fund in which employees of the Company or of any other such company or subsidiary undertaking are interested;

including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported exercise, execution and/or discharge of their powers or duties and/or otherwise in relation to their duties, powers or offices in relation to the Company or any other such company, subsidiary undertaking or pension fund.

14	DIRECTORS’ INTERESTS

14.1	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:-

14.1.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested (including any insurance purchased or maintained by the Company for him or for his benefit);

14.1.2	may be a director or other officer of or employed by or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

14.1.3	may, or any firm or company of which he is a member or director may, act in a professional capacity for the Company or any body corporate in which the Company is in any way interested; and

14.1.4	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

14.2	For the purposes of Article 14.1:-

14.2.1	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

14.2.2	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; And

14.2.3	an interest of a person who is for any purpose of the Act connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

15	PROCEEDINGS OF DIRECTORS

15.1	Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit.

15.2	A director may, and the secretary at the request of a director shall, call a meeting of the directors.

15.3	The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed it shall be two persons.

15.4	Questions arising at a meeting shall be decided by a majority of votes.

15.5	The directors may elect one of their number to be chairman of the board of directors and may at any time remove him from that office.

15.6	If there is no director holding the office of chairman, or if the director holding it, having had notice of a meeting, is not present within five minutes after the time appointed for it, the directors present shall appoint one of their number to be chairman of that meeting.

15.7	In the case of an equality of votes, the chairman shall have a second or casting vote.

15.8	A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

15.9	Any director for the time being absent from the United Kingdom shall, if he so requests, be entitled to be given reasonable notice of meetings of the directors to such address in the United Kingdom (if any) as the director may from time to time notify to the Company but save as aforesaid it shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom.

15.10	An alternate director who is not himself a director may, if his appointor is not present, be counted towards the quorum.

15.11	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number but, in such case, if the number of directors is less than the number fixed as the quorum, he or they may act only for the purpose of filling vacancies or of calling a general meeting.

15.12

A meeting of the directors shall, subject to notice thereof having been given in accordance with these Articles, for all purposes be deemed to be held when a director is or directors are in communication by telephone or television (or any other form of audio-visual linking) with another director or directors and all of the directors in communication agree to treat the meeting as so held, if the number of the directors in communication constitutes a quorum of the board in accordance with these Articles. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is. A resolution passed by the directors at such a meeting as specified in this Article 15.12 shall be as valid as it would have been if passed at an actual meeting duly convened and held.

15.13	A resolution in writing executed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may be contained in one document or in several documents in the same terms each executed by one or more directors; but a resolution executed by an alternate director need not also be signed by his appointor and, if it is executed by a director who has appointed an alternate director, it need not be executed by the alternate director in that capacity.

15.14	A director who is in any way either directly or indirectly interested in a contract or arrangement or proposed contract or arrangement with the Company:-

15.14.1	shall declare the nature of his interest at a meeting of the directors in accordance with section 317 of the Act;

15.14.2	subject to such disclosure, shall be entitled to vote in respect of any contract or arrangement in which he is interested and if he shall do so his vote shall be counted and he may be taken into account in ascertaining whether a quorum is present.

16	ALTERNATE DIRECTORS

16.1	Any director may at any time by writing under his hand and deposited at the office, or delivered at a meeting of the directors, appoint any person (including another director) to be his alternate director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the directors, shall have effect only upon and subject to being so approved.

16.2	The appointment of an alternate director shall determine on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases to be a director.

16.3	An alternate director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the directors and shall be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a director.

16.4	If an alternate director shall be himself a director or shall attend any such meeting as an alternate for more than one director his voting rights shall be cumulative.

16.5	If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability, the execution by an alternate director of any resolution in writing of the directors shall be as effective as the execution by his appointor.

16.6	To such extent as the directors may from time to time determine in relation to any committees of the directors, the foregoing provisions of this Article 16 shall also apply mutatis mutandis to any meeting of such committee of which the appointor of an alternate director is a member.

16.7	An alternate director shall not (save as provided in this Article 16) have power to act as a director nor shall he be deemed to be a director for the purposes of these Articles, but he shall be an officer of the Company responsible for his own acts and defaults and shall not be deemed to be the agent of the director appointing him.

16.8	An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

17	EXECUTION OF DOCUMENTS

Where the Act so permits, any instrument signed by one director and the secretary or by two directors and expressed to be executed by the Company as a deed shall have the same effect as if executed under the seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the directors or of a committee authorised by the directors in that behalf. If the Company has a seal, it shall be used only with the authority of the directors or of a committee of the directors. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the Company has a seal.

18	DIVIDENDS

The directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the holder to the Company on any account whatsoever.

19	NOTICES

19.1	A notice or other document may be given by the Company to any member in writing either by hand or by sending it by pre-paid first class post or facsimile telecopier (“fax”) to his registered address within the United Kingdom or to his fax number supplied by him to the Company for the giving of notice to him, except in the case of a share certificate and only if an address has been specified by the member for such purpose, by electronic communication. In the absence of an address or fax number the member shall not be entitled to receive from the Company notice of any meeting.

19.2	In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

19.3	Notices shall be deemed to have been received:-

19.3.1	if delivered by hand, on the day of delivery;

19.3.2	if sent by first class post, two business days after posting exclusive of the day of posting;

19.3.3	if sent by fax at the time of transmission or, if the time of transmission is not during the addressee’s normal business hours, at 9.30 am on the next business day;

19.3.4	if sent by electronic communication, at the expiration of 48 hours after the time it was sent.

19.4	Any notice or other document may only be served on, or delivered to, the Company by anyone:

19.4.1	by sending it through the post in a pre-paid envelope addressed to the Company or any officer of the Company at the office or such other place in the United Kingdom as may from time to time be specified by the Company;

19.4.2	by delivery of it by hand to the office or such other place in the United Kingdom as may from time to time be specified by the Company;

19.4.3	if an address has been specified by the Company for such purpose (and in the case of an appointment of a proxy such address has been specified in a document or other communication referred to in Article 9.6), by electronic communication.

20	INDEMNITY

Subject to the provisions of and so far as may be permitted by the Act, every director (including an alternate director), secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred or sustained by him in or about the lawful execution and discharge of his duties or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted. Regulation 118 of Table A shall be extended accordingly.

NAME AND ADDRESS OF SUBSCRIBER

___________________________________

For and on behalf of

Magnachip Semiconductor S.a r.L

10, rue de Vianden,

L-2680 Luxembourg

Grand Duchy of Luxembourg

DATED this day of July 2004

WITNESS to the above Signature:-

Sign:
Print Name:
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